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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT
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     Upon completion of the reorganization of the registrant from a limited liability company to a C-corporation and upon the registrant's acquisition of Z-Spanish Media Corporation, the registrant will own, directly or indirectly, the following entities:

Entravision Communications Company, L.L.C., a Delaware limited liability company Cabrillo Broadcasting Corporation, a California corporation
Golden Hills Broadcasting Corporation, a Delaware corporation
KSMS-TV, Inc., a Delaware corporation
Las Tres Palmas Corporation, a Delaware corporation
Tierra Alta Broadcasting, Inc., a Delaware corporation
Valley Channel 48, Inc., a Texas corporation
Telecorpus, Inc., a Texas corporation
Entravision Holdings, LLC, a California limited liability company (99.999% owned)
Entravision Communications of Midland, LLC, a Delaware limited liability company (80% owned)
Entravision Midland Holdings, LLC, a Delaware limited liability company (80% owned)
Los Cerezos Television Company, a Delaware corporation
Televisora Alco, S.A. de C.V., a Mexican corporation (40% of minority, limited voting interest (neutral investment stock) owned)
Comercializadora Frontera Norte S.A. de C.V., a Mexican corporation (100% of voting shares owned; 60% of limited voting shares owned)
Entravision, L.L.C., a Delaware limited liability company
Entravision-El Paso, L.L.C., a Delaware limited liability company
26 de Mexico S.A. de C.V., a Mexican corporation
Entravision San Diego, Inc., a California corporation
Frontera Communications Corp., a Delaware corporation
Channel 57, Inc. (47.5% owned)
Vista Television, Inc. (47.5% owned)
The Community Broadcasting Company of San Diego, a California corporation
Latin Communications Inc., a Delaware corporation
LCG Holdings, L.L.C., a Delaware limited liability company
Vea Acquisition Corp., a Delaware corporation
Latin Radio of Washington D.C., L.L.C., a Delaware corporation
Latin Communications Group Television Inc., a Delaware corporation
Latin Communications EXCL Inc., a Delaware corporation
EXCL Holdings, Inc., an Illinois corporation
EXCL Communications, Inc., an Illinois corporation
Norte Broadcasting of Colorado, Inc., an Illinois corporation
SUR Broadcasting of Colorado, Inc., an Illinois corporation
SUR Broadcasting of New Mexico, Inc., a New Mexico corporation
Norte Broadcasting of New Mexico, Inc., a New Mexico corporation
Metro Mix, Inc., an Illinois corporation
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Radio Exito, Inc., a Nevada corporation
Pacifico Broadcasting, Inc., a California corporation
Sur Broadcasting, Inc., a California corporation
Norte Broadcasting, Inc., a California corporation
Sur Broadcasting of San Diego, Inc., a California corporation
Embarcadero Media, Inc., a Delaware corporation
Portland Radio, Inc., a Delaware corporation
Riverside Radio, Inc., a California corporation
EMI Sacramento Radio, Inc., a California corporation
EMI Los Angeles Radio, Inc., a California corporation
Norte Broadcasting of Nevada, Inc., a Nevada corporation
Z-Spanish Radio Network, Inc., a California corporation
KPPC Radio, Inc., a California corporation
KZFO Broadcasting, Inc., a California corporation
KZMS Broadcasting, Inc., a California corporation
KZSA Broadcasting, Inc., a California corporation
New KKSJ, Inc., a California corporation
KZST Broadcasting, Inc., a California corporation
KHZZ Broadcasting, Inc., a California corporation
KZCO Broadcasting, Inc., a California corporation
Oroville Radio, Inc., a California corporation
KZSL Broadcasting, Inc., a California corporation
New KGOL, Inc., a Texas corporation
Azle Broadcasting, Inc., a  Texas corporation
KRVA Broadcasting, Inc., a Texas corporation
Radio Plano Inc., a Texas corporation
KTLR Broadcasting, Inc., a Delaware corporation
Personal Achievement Radio of Dallas, LLC, a Delaware limited liability company Personal Achievement Radio, Inc., a Delaware corporation
Personal Achievement Radio, LLC, a Delaware limited liability company
KLNZ License Company, LLC, a Delaware limited liability company
Z-Spanish Media Corporation, a Delaware corporation
Z-Spanish Media Licensing Company, LLC, a Delaware limited liability company KZMP-FM License Company, LLC, a Delaware limited liability company
New WNDZ, Inc., an Indiana corporation
WZCO Broadcasting, Inc., an Illinois corporation
WRZA Broadcasting, Inc., an Illinois corporation
Glendale Broadcasting, Inc., an Arizona corporation
KZLZ Broadcasting, Inc., an Arizona corporation
KZPZ Broadcasting, Inc., an Arizona corporation
KZPZ License Corp., an Arizona corporation
Seaboard Outdoor Advertising Co., Inc., a New York corporation
Sale Point Posters, Inc., a New York corporation
Vista Media Group, Inc., a Delaware corporation
Vista Joilet Company, LLC, a Delaware limited liability company
Vista Media Group of New York, Inc., a Delaware corporation
Vista Outdoor Advertising, Inc. (NY), a Delaware corporation
Vista Outdoor Advertising, Inc. (NJ), a Delaware corporation
Vista Outdoor Advertising, Inc. (CAL), a Delaware corporation
Vista Outdoor Advertising, Inc. (ILL), a Delaware corporation